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                                                                EXHIBIT 10.2




                                   APPENDIX A

                         LANDMARK GRAPHICS CORPORATION

                          1994 FLEXIBLE INCENTIVE PLAN

                      ____________________________________


         SECTION 1.       PURPOSE OF THE PLAN

         The purposes of the Landmark Graphics Corporation 1994 Flexible Incentive Plan (the "Plan") are to promote the interests of Landmark Graphics Corporation (together with any successor thereto, the "Company") and its stockholders by enabling the Company to attract, motivate and retain key employees of the Company and its Subsidiaries by offering such key employees performance-based stock incentives and other equity interests in the Company and other incentive awards that recognize the creation of value for the stockholders of the Company and promote the Company's long-term growth and success. To achieve these purposes, eligible persons may receive stock options, Stock Appreciation Rights, Restricted Stock, Performance Awards, performance stock, Dividend Equivalent Rights and any other Awards, or any combination thereof.

         SECTION 2.       DEFINITIONS

         As used in the Plan, the following terms shall have the meanings set forth below unless the content otherwise requires:

                 2.1 "Award" shall mean the grant of a stock option, a Stock Appreciation Right, a Restricted Stock, a Performance Award, performance stock, a Dividend Equivalent Right or any other award under the Plan.

                 2.2 "Board" shall mean the Board of Directors of the Company, as the same may be constituted from time to time.

                 2.3 "Change in Control" shall mean, after the effective date of the Plan, (i) the occurrence of an event of a nature that would be required to be reported in response to Item 1 or Item 2 of a Form 8-K Current Report of the Company promulgated pursuant to Sections 13 and 15(d) of the Exchange Act provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election by the Board or the nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a reorganization or recapitalization of the Company, or a similar transaction (collectively, a "Reorganization"), in which no "person" acquires more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.
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                 2.4      "Code" shall mean the Internal Revenue Code of 1986,
         as amended from time to time.

                 2.5 "Committee" shall mean the Stock Option and Compensation Committee of the Board of Directors of the Company. The Committee shall meet the applicable requirements for "disinterested administration" within the requirements of Rule 16b-3 promulgated under the Exchange Act and any successor thereunder promulgated during the duration of the Plan. The Board may amend the Plan to modify the definition of Committee within the limits of Rule 16b-3 to assure that the Plan is administered in compliance with Rule 16b-3. Initially, the Committee will consist of not less than three (3) members of the Board who are appointed by, and serve at the pleasure of, the Board and who are (i) "disinterested" within the meaning of Rule 16b-3 and
         (ii) "outside director," as required under Section 162(m) of the Code and such Treasury Regulations as may be promulgated thereunder.

                 2.6 "Common Stock" shall mean the Common Stock, par value $.05 per share, of the Company.

                 2.7 "Designated Beneficiary" shall mean the beneficiary designated by a Participant, in a manner determined by the Committee, to exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, the Designated Beneficiary shall be the Participant's estate.

                 2.8 "Disability" shall mean permanent and total inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as determined in the sole and absolute discretion of the Committee.

                 2.9 "Dividend Equivalent Right" shall mean the right of the holder thereof to receive credits based on the cash dividends that would have been paid on the Shares specified in an Award granting Dividend Equivalent Rights if the Shares subject to such Award were held by the person to whom the Award is made.

                 2.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                 2.11 "Fair Market Value" shall mean with respect to the Shares, as of any date, (i) the last reported sales price on any stock exchange on which the Common Stock is traded or, if not reported on such exchange, on the composite tape, or, in case no such sale takes place on such day, the average of the reported closing bid and asked quotations on such exchange; (ii) if the Common Stock is not listed on a stock exchange or no such quotations are available, the closing price of the Common Stock as reported by the National Market System of the National Association of Securities Dealers, Inc., or, if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated, or similar organization; or (iii) in the event that there shall be no public market for the Common Stock, the fair market value of the Common Stock as determined (which determination shall be conclusive) in good faith by the Committee, based upon the value of the Company as a going concern, as if such Common Stock were publicly owned stock, but without any discount with respect to minority ownership.

                 2.12 "Incentive Stock Option" shall mean any stock option awarded under the Plan which qualifies as an "Incentive Stock Option" under Section 422 of the Code or any successor provision.

                 2.13 "Non-Tandem Stock Appreciation Right" shall mean any Stock Appreciation Right granted alone and not in connection with an Award which is a stock option.

                 2.14 "Non-Qualified Stock Option" shall mean any stock option awarded under the Plan that does not qualify as an Incentive Stock Option.





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                 2.15     "Optionee" shall mean any person who has been granted
         a stock option under the Plan and who has executed a written stock option agreement with the Company reflecting the terms of such grant.

                 2.16 "Performance Award" shall mean any Award hereunder of Shares, units or rights based upon, payable in, or otherwise related to, Shares (including Restricted Stock), or cash of an equivalent value, as the Committee may determine, at the end of a specified performance period established by the Committee.

                 2.17 "Plan" shall mean the Landmark Graphics Corporation 1994 Flexible Incentive Plan set forth herein.

                 2.18 "Reload Option" shall mean a stock option as defined in Subsection 6.6(b) herein.

                 2.19 "Restricted Stock" shall mean any Award of Shares under the Plan that are subject to restrictions or risk of forfeiture.

                 2.20 "Retirement" shall mean termination of employment, other than discharge for cause, after age 65 or on or before age 65 if pursuant to the terms of any retirement plan maintained by the Company in which such person participates.

                 2.21 "Shares" shall mean shares of the Company's Common Stock and any shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or exchange for such Shares.

                 2.22 "Stock Appreciation Right" shall mean the right of the holder thereof to receive an amount in cash or Shares equal to the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date of the grant (or such other value as may be specified in the agreement granting the Stock Appreciation Right).

                 2.23 "Subsidiary" shall mean a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

                 2.24 "Tandem Stock Appreciation Right" shall mean a Stock Appreciation Right granted in connection with an Award which is a stock option.

         SECTION 3.       ADMINISTRATION OF THE PLAN

                 3.1 Committee. The Plan shall be administered and interpreted by the Committee.

                 3.2 Awards. Subject to the provisions of the Plan and directions from the Board, the Committee is authorized to:

                          (a) determine the persons to whom Awards are to be granted;

                          (b) determine the types and combinations of Awards to be granted, the number of Shares to be covered by the Award, the pricing of the Award, the time or times when the Award shall be granted and may be exercised, the terms, performance criteria or other conditions, vesting periods or any restrictions for an Award, any restrictions on Shares acquired pursuant to the exercise of an Award and any other terms and conditions of an Award;

                          (c) conclusively interpret the provisions of the Plan;

                          (d) prescribe, amend and rescind rules and regulations relating to the Plan or make individual decisions as questions arise, or both;





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                          (e)     determine whether, to what extent and under
                 what circumstances to provide loans from the Company to participants to purchase Shares subject to Awards under the Plan, and the terms and conditions of such loans;

                          (f) rely upon employees of the Company for such clerical and recordkeeping duties as may be necessary in connection with the administration of the Plan; and

                          (g) make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

                 3.3 Procedures. A majority of the Committee members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. All questions of interpretation and application of the Plan or pertaining to any question of fact or Award granted hereunder shall be decided by the Committee, whose decision shall be final, conclusive and binding upon the Company and each other affected party.

         SECTION 4.       SHARES SUBJECT TO PLAN

                 4.1 Limitations. The maximum number of Shares that may be issued with respect to Awards under the Plan shall not exceed 1,000,000 unless such maximum shall be increased or decreased by reason of changes in capitalization of the Company as hereinafter provided. The Shares issued pursuant to the Plan may be authorized but unissued Shares, or may be issued Shares which have been reacquired by the Company.

                 4.2 Changes. To the extent that any Award under the Plan, or any stock option or performance award granted under any prior incentive plan of the Company, shall be forfeited, shall expire or shall be cancelled, in whole or in part, then the number of Shares covered by the Award or stock option so forfeited, expired or cancelled may again be awarded pursuant to the provisions of the Plan. In the event that Shares are delivered to the Company in full or partial payment of the exercise price for the exercise of a stock option granted under the Plan or any prior incentive plan of the Company, the number of Shares available for future Awards under the Plan shall be reduced only by the net number of Shares issued upon the exercise of the option. Awards that may be satisfied either by the issuance of Shares or by cash or other consideration shall, until the form of consideration to be paid is finally determined, be counted against the maximum number of Shares that may be issued under the Plan. If the Award is ultimately satisfied by the payment of consideration other than Shares, as, for example, a stock option granted in tandem with a Stock Appreciation Right that is settled by a cash payment of the stock appreciation, such Shares may again be made the subject of an Award under the Plan. Awards will not reduce the number of Shares that may be issued pursuant to the Plan if the settlement of the Award will not require the issuance of Shares, as, for example, a Stock Appreciation Right that can be satisfied only by the payment of cash.

         SECTION 5.       ELIGIBILITY

         Eligibility for participation in the Plan shall be confined to those persons who are employed by the Company or a Subsidiary, and who are either officers of the Company or a Subsidiary, or who are in managerial or other key positions within the Company or a Subsidiary. In making any determination as to persons to whom Awards shall be granted, the type of Award, and/or the number of Shares to be covered by the Award, the Committee shall consider the position and responsibilities of the person, his or her importance to the Company, the duties of such person, his or her past, present and potential contributions to the growth and success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

         SECTION 6.       STOCK OPTIONS

                 6.1 Grants. The Committee may grant stock options alone or in addition to other Awards granted under the Plan to any eligible officer or other key employee. Each person so selected shall be offered an option to purchase the number of Shares determined by the Committee. The Committee shall





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         specify whether such option is an Incentive Stock Option or
         Non-Qualified Stock Option and any other terms or conditions relating to such Award. To the extent that any stock option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such stock option or the portion thereof which does not qualify shall constitute a separate Non-Qualified Stock Option. Each such person so selected shall have a reasonable period of time within which to accept or reject the offered option. Failure to accept within the period so fixed by the Committee may be treated as a rejection. Each person who accepts an option shall enter into a written agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the option, consistent with the provisions of the Plan. The Optionee and the Company shall enter into option agreements for Incentive Stock Options and Non-Qualified Stock Options. At any time and from time to time, the Optionee and the Company may agree to modify an option agreement so that an Incentive Stock Option may be converted to a Non-Qualified Stock Option.

                 The Committee may require that an Optionee meet certain conditions before the option or a portion thereof may vest or be exercised, as, for example, that the Optionee remain in the employ of the Company or a Subsidiary for a stated period or periods of time before the option, or stated portions thereof, may vest or be exercised.

                 6.2 Option Price. The option exercise price of the Shares covered by each stock option shall be determined by the Committee; provided, however, that the option exercise price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of Shares on the date of the grant of such Incentive Stock Option.

                 6.3      Incentive Stock Options Limitations.

                          (a) In no event shall any person be granted Incentive Stock Options to the extent that the Shares covered by any Incentive Stock Options (and any incentive stock options granted under any other plans of the Company and its Subsidiaries) that may be exercised for the first time by such person in any calendar year have an aggregate Fair Market Value in excess of $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the dates on which the Incentive Stock Options are granted. It is intended that the limitation on Incentive Stock Options provided in this Subsection 6.3(a) be the maximum limitation on options which may be considered Incentive Stock Options under the Code.

                          (b) Notwithstanding anything herein to the contrary, in no event shall any employee owning more than ten percent (10%) of the total combined voting power of the Company or any Subsidiary be granted an Incentive Stock Option hereunder unless the option exercise price shall be at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to such Incentive Stock Option at the time that the Incentive Stock Option is granted and the term of such Incentive Stock Option shall not exceed five (5) years.

                 6.4 Option Term. Subject to Subsection 6.3(b) hereof, the term of a stock option shall be for such period of months or years from the date of its grant as may be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercisable later than ten (10) years from the date of its grant. Furthermore, no Incentive Stock Option may be exercised unless, at the time of such exercise, the Optionee is, and has been continuously since the date of grant of his or her Incentive Stock Option, employed by the Company or a Subsidiary, except that:

                          (a) An Incentive Stock Option may, to the extent vested, be exercised within the period of three months after the date the Participant ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided that the option agreement may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a Non-Qualified Stock Option under the Plan;





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                          (b)     If the Optionee dies while in the employ of
                 the Company or a Subsidiary, or within three months after the Optionee ceases to be such an employee, the Incentive Stock Option may, to the extent vested, be exercised by the Optionee's Designated Beneficiary within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

                          (c) If the Optionee ceases to be an employee of the Company or a Subsidiary by reason of the Optionee's Disability, the Incentive Stock Option may be exercised within the period of one year after the date of Disability (or within such lesser period as may be specified in the applicable option agreement).

                 6.5      Vesting of Stock Options.

                          (a) Each stock option granted hereunder may only be exercised to the extent that the Optionee is vested in such option. Each stock option shall vest separately in accordance with the option vesting schedule, if any, determined by the Committee in its sole discretion, which will be incorporated in the stock option agreement entered into between the Company and each Optionee. The option vesting schedule will be accelerated if, in the sole discretion of the Committee, the Committee determines that acceleration of the option vesting schedule would be desirable for the Company.

                          (b)     In the event of the dissolution or
                 liquidation of the Company, each stock option granted under the Plan shall terminate as of a date to be fixed by the Board; provided, however, that not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall be fully vested in and shall have the right during such period to exercise the option, even though such option would not otherwise be exercisable under the option vesting schedule. At the end of such period, any unexercised option shall terminate and be of no further effect.

                          (c) In the event of a Reorganization (as defined in Section 2.3 hereof):

                                  (1)      If there is no plan or agreement
                          respecting the Reorganization, or if such plan or agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for other securities, then the provisions of Subsection 6.5(b) shall apply as if the Company had dissolved or been liquidated on the effective date of the Reorganization; or

                                  (2)      If there is a plan or agreement
                          respecting the Reorganization, and if such plan or agreement specifically provides for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for securities of another corporation, then the Board shall adjust the Shares under such outstanding and unexercised stock options (and shall adjust the Shares remaining under the Plan which are then available to be awarded under the Plan, if such plan or agreement makes no specific provision therefor) in a manner not inconsistent with the provisions of such plan or agreement for the adjustment, change, conversion or exchange of such Shares and such options.

                          (d) In the event of a Change in Control of the Company, all stock options and any associated Stock Appreciation Rights shall become fully vested and immediately exercisable and the vesting of all performance-based stock options shall be determined as if the performance period or cycle applicable to such stock options had ended immediately upon such Change in Control; provided, however, that if in the opinion of counsel to the Company the immediate exercisability of options when taken into consideration with all other "parachute payments" as defined in Section 280G of the Code, as amended, would result in an "excess parachute payment" as defined in such section as well as an excise tax imposed by
                 Section 4999 of the Code, such options and any





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                 associated Stock Appreciation Rights shall become fully vested and immediately exercisable, except as and to the extent the Committee, in its sole discretion, shall otherwise determine, and which determination by the Committee shall be based solely upon maximizing the after-tax benefits to be received by any such Optionee.

                          6.6     Exercise of Stock Options.

                          (a) Stock options may be exercised as to Shares only in amounts and at intervals of time specified in the written option agreement between the Company and the Optionee. Each exercise of a stock option, or any part thereof, shall be evidenced by a notice in writing to the Company. The purchase price of the Shares as to which an option shall be exercised shall be paid in full at the time of exercise, and may be paid to the Company either:

                                  (1) in cash (including check, bank draft or money order);

                                  (2)      by the delivery of Shares having a
                          Fair Market Value equal to the aggregate option price;

                                  (3)      by a combination of cash and Shares;
                          or

                                  (4)      by other consideration deemed
                          acceptable by the Committee in its sole discretion.

                          (b) If an Optionee delivers Shares (including Shares of Restricted Stock) already owned by him or her in full or partial payment of the exercise price for any stock option granted under the Plan or any prior incentive plan of the Company, or if the Optionee elects to have the Company retain that number of Shares out of the Shares being acquired through the exercise of the option having a Fair Market Value equal to the exercise price of the stock option being exercised, the Committee may authorize the automatic grant of a new option (a "Reload Option") for that number of Shares as shall equal the number of already owned Shares surrendered (including Shares of Restricted Stock) or newly acquired Shares being retained in payment of the option exercise price of the underlying stock option being exercised. The grant of a Reload Option will become effective upon the exercise of the underlying stock option. The option exercise price of the Reload Option shall be the Fair Market Value of a Share on the effective date of the grant of the Reload Option. Each Reload Option shall be exercisable no earlier than six (6) months from the date of its grant and no later than the time when the underlying stock option being exercised could be last exercised. The Committee may also specify additional terms, conditions and restrictions for the Reload Option and the Shares to be acquired upon the exercise thereof.

                          (c) The amount, as determined by the Committee, of any federal, state or local tax required to be withheld by the Company due to the exercise of a stock option shall be satisfied, at the election of the Optionee, either (a) by payment by the Optionee to the Company of the amount of such withholding obligation in cash or other consideration acceptable to the Committee in its sole discretion (the "Non-Share Method") or (b) through either the retention by the Company of a number of Shares out of the Shares being acquired through the exercise of the option or the delivery of already owned Shares having a Fair Market Value equal to the amount of the withholding obligation (the "Share Retention Method"). If an Optionee elects to use the Share Retention Method in full or partial satisfaction for any tax liability resulting from the exercise of a stock option, the Committee may authorize the grant of a Reload Option for that number of Shares as shall equal the number of Shares used to satisfy the tax liabilities of the stock option being exercised on the price and terms set forth in Subsection (b) above. The cash payment or the amount equal to the Fair Market Value of the Shares so withheld, as the case may be, shall be remitted by the Company to the appropriate taxing authorities. The Committee shall determine the time and manner in which an Optionee may elect to satisfy a withholding obligation by either the Non-Share Method or the Share Retention Method.





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                          (d)     An Optionee shall not have any of the rights
                 of a stockholder of the Company with respect to the Shares covered by a stock option except to the extent that one or more certificates representing such Shares shall have been delivered to the Optionee, or the Optionee has been determined to be a stockholder of record by the Company's transfer agent, upon due exercise of the option.

                 6.7 Date of a Stock Option Grant. The granting of a stock option shall take place only upon the execution and delivery by the Company and an optionee of an option agreement. Neither any action taken by the Board nor anything contained in the Plan or in any resolution adopted or to be adopted by the Board or the stockholders of the Company shall constitute the granting of a stock option under the Plan.

         SECTION 7.       STOCK APPRECIATION RIGHTS

                 7.1 Grants. The Committee may grant to any eligible employee either Non-Tandem Stock Appreciation Rights or Tandem Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as the Committee shall impose. The grant of the Stock Appreciation Right may provide that the holder may be paid for the value of the Stock Appreciation Right either in cash or in Shares, or a combination thereof, at the discretion of the Committee. In the event of the exercise of a Stock Appreciation Right payable in Shares, the holder of the Stock Appreciation Right shall receive that number of whole Shares of stock of the Company having an aggregate Fair Market Value on the date of exercise equal to the value obtained by multiplying (i) either (a) in the case of a Tandem Stock Appreciation Right, the difference between the Fair Market Value of a Share on the date of exercise over the per share exercise price of the related option, or (b) in the case of a Non-Tandem Stock Appreciation Right, the difference between the Fair Market Value of a Share on the date of exercise over the Fair Market Value on the date of the grant by (ii) the number of Shares as to which the Stock Appreciation Right is exercised. However, notwithstanding the foregoing, the Committee, in its sole discretion, may place a ceiling on the amount payable upon exercise of a Stock Appreciation Right, but any such limitation shall be specified at the time that the Stock Appreciation Right is granted.

                 7.2 Exercisability. A Tandem Stock Appreciation Right may be granted at the time of the grant of the related stock option or, if the related stock option is a Non-Qualified Stock Option, at any time thereafter during the term of the stock option. A Tandem Stock Appreciation Right granted in connection with an Incentive Stock Option (i) may be exercised at, and only at, the times and to the extent the related Incentive Stock Option is exercisable, (ii) expires upon the termination of the related Incentive Stock Option, (iii) may not exceed 100% of the difference between the exercise price of the related Incentive Stock Option and the market price of the Shares subject to the related Incentive Stock Option at the time the Tandem Stock Appreciation Right is exercised and (iv) may be exercised at, and only at, such times as the market price of the Shares subject to the related Incentive Stock Option exceeds the exercise price of the related Incentive Stock Option. The Tandem Stock Appreciation Right may be transferred at, and only at, the times and to the extent the related stock option is transferable. If a Tandem Stock Appreciation Right is granted, there shall be surrendered and cancelled from the related option at the time of exercise of the Tandem Stock Appreciation Right, in lieu of exercise under the related option, that number of Shares as shall equal the number of Shares as to which the Tandem Stock Appreciation Right shall have been exercised.

                 7.3 Certain Limitations on Non-Tandem Stock Appreciation Rights. A Non-Tandem Stock Appreciation Right will be exercisable as provided by the Committee and will have such other terms and conditions as the Committee may determine. A Non-Tandem Stock Appreciation Right is subject to acceleration of vesting or immediate termination in certain circumstances in the same manner as stock options pursuant to Subsections 6.4 and 6.5 of the Plan.

                 7.4 Limited Stock Appreciation Rights. The Committee is also authorized to grant "limited stock appreciation rights," either as Tandem Stock Appreciation Rights or Non-Tandem Stock Appreciation Rights. Limited stock appreciation rights would become exercisable only upon the occurrence of a Change in Control or such other event as the Committee may designate at the time of grant or thereafter.

         SECTION 8.       RESTRICTED STOCK

                 8.1 Grants. The Committee may grant Awards of Restricted Stock for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of the Restricted Stock shall be specified by the grant agreement. The Committee, in its sole discretion, may specify any particular rights which the person to whom an Award of Restricted Stock is made shall have in the Restricted Stock during the restriction period and the restrictions applicable to the particular Award, the vesting schedule (which may be based on service, performance or other factors) and rights to acceleration of vesting (including, without limitation, whether non-vested Shares are forfeited or vested upon termination of employment). Further, the Committee may award performance-based Restricted Stock by conditioning the grant, or vesting or such other factors, such as the release, expiration or lapse of restrictions upon any such Award (including the acceleration of any such conditions or terms) of such Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine. The Committee shall also determine when the restrictions shall lapse or expire and the conditions, if any, under which the Restricted Stock will be forfeited or sold back to the Company. Each Award of Restricted Stock may have different restrictions and conditions. The Committee, in its discretion, may prospectively change the restriction period and the restrictions applicable to any particular Award of Restricted Stock. Unless otherwise set forth in the Plan, Restricted Stock may not be disposed of by the recipient until the restrictions specified in the Award expire.

                 8.2 Awards and Certificates. Any Restricted Stock issued hereunder may be evidenced in such manner as the Committee, in its sole discretion, shall deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such Award. The Company may retain, at its option, the physical custody of any stock certificate representing any awards of Restricted Stock during the restriction period or require that the Restricted Stock be placed in escrow or trust, along with a stock power endorsed in blank, until all restrictions are removed or expire.

         SECTION 9.       PERFORMANCE AWARDS

                 9.1 Grants. A Performance Award may consist of either or both, as the Committee may determine, of (i) "Performance Shares" or the right to receive Shares, Restricted Stock or cash of an equivalent value, or any combination thereof as the Committee may determine, or
         (ii) "Performance Units," or the right to receive a fixed dollar amount payable in cash, Common Stock, Restricted Stock or any combination thereof, as the Committee may determine. The Committee may grant Performance Awards to any eligible employee, for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified at the time of the grant. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the performance criteria to be achieved during a performance period, the criteria used to determine vesting (including the acceleration thereof), whether Performance Awards are forfeited or vest upon termination of employment during a performance period and the maximum or minimum settlement values. Each Performance Award shall have its own terms and conditions, which shall be determined in the discretion of the Committee. If the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company's business, operations, corporate structure or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

                 9.2 Terms and Conditions. Performance Awards may be valued by reference to the Fair Market Value of a Share or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of specific financial, production, sales, cost or earnings performance objectives that the Committee believes to be relevant to the Company's business and for remaining in the employ of the Company for a specified period of time, or the Company's performance or the performance of its Common Stock measured against the performance of the market, the Company's industry segment or its direct competitors. Performance Awards may be paid in cash, Shares (including Restricted Stock) or other consideration, or any combination thereof. If payable in Shares, the consideration for the issuance of the Shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective, all at the Committee's discretion. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.

         SECTION 10.        DIVIDEND EQUIVALENT RIGHTS

         The Committee may grant a Dividend Equivalent Right, either as a component of another Award or as a separate Award, and, in general, each such holder of a Dividend Equivalent Right that is outstanding on a dividend record date for the Company's Common Stock shall be credited with an amount equal to the cash or stock dividends or other distributions that would have been received had the Shares covered by the Award been issued and outstanding on the dividend record date. The terms and conditions of the Dividend Equivalent Right shall be specified by the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares (which may thereafter accrue additional Dividend Equivalent Rights). Any such reinvestment shall be at the Fair Market Value at the time thereof. Dividend Equivalent Rights may be settled in cash or Shares, or a combination thereof, in a single payment or in installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement or payment for or lapse of restrictions on such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

         SECTION 11.        OTHER AWARDS

         The Committee may grant to any eligible employee other forms of Awards based upon, payable in or otherwise related to, in whole or in part, Shares, if the Committee, in its sole discretion, determines that such other form of Award is consistent with the purposes and restrictions of the Plan. The terms and conditions of such other form of Award shall be specified by the grant, including, but not limited to, the price, if any, and the vesting schedule, if any. Such Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified by the grant.

         SECTION 12.        COMPLIANCE WITH SECURITIES AND OTHER LAWS

         In no event shall the Company be required to sell or issue Shares under any Award if the sale or issuance thereof would constitute a violation of applicable federal or state securities laws or regulations or a violation of any other law or regulation of any governmental or regulatory agency or authority or any national securities exchange. As a condition to any sale or issuance of Shares, the Company may place legends on Shares, issue stop transfer orders and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such laws or regulations, including, if the Company or its counsel deems it appropriate, representations from the person to whom an Award is granted that he or she is acquiring the Shares solely for investment and not with a view to distribution and that no distribution of the Shares will be made unless registered pursuant to applicable federal and state securities laws, or in the opinion of counsel of the Company, such registration is unnecessary.

         SECTION 13.        ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR
                            REORGANIZATION

         The value of an Award in Shares shall be adjusted from time to time as follows:

                 (a) Subject to any required action by stockholders, the number of Shares covered by each outstanding Award, and the exercise price, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from a subdivision or consolidation of Shares or the payment of a stock dividend (but only in Shares) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company.

                 (b) Subject to any required action by stockholders, if the Company shall be the surviving corporation in any Reorganization, merger or consolidation, each outstanding Award shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Award would have been entitled, and if a plan or agreement reflecting any such event is in effect that specifically provides for the change, conversion or exchange of Shares, then any adjustment to Shares relating to an Award hereunder shall not be inconsistent with the terms of any such plan or agreement.

                 (c) In the event of a change in the Shares of the Company as presently constituted, which is limited to a change of par value into the same number of Shares with a different par value or without par value, the Shares resulting from any such change shall be deemed to be the Shares within the meaning of the Plan.

                 To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board, whose determination shall be final, binding and conclusive.

                 Except as hereinbefore expressly provided in the Plan, any person to whom an Award is granted shall have no rights by reason of any subdivision or consolidation of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, reorganization, merger or consolidation or spinoff of assets or stock of another corporation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of Shares subject to an Award.

                 The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, Reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

         SECTION 14.        AMENDMENT OR TERMINATION OF THE PLAN

         14.1 Amendment of the Plan. Notwithstanding anything contained in the Plan to the contrary, all provisions of the Plan may at any time or from time to time be modified or amended by the Board; provided, however, that no Award at any time outstanding under the Plan may be modified, impaired or cancelled adversely to the holder of the Award without the consent of such holder; and provided, further, that the Plan may not be amended without approval by the holders of a majority of the Shares of the Company represented and voted at a meeting of the stockholders (a) to increase the maximum number of Shares subject to the Plan, (b) to materially modify the requirements as to eligibility for participation in the Plan, (c) to decrease the minimum exercise price for options, (d) to otherwise materially increase the benefits accruing to persons to whom Awards may be made under the Plan, as amended, or (e) if such approval is otherwise necessary, to comply with Rule 16b-3 promulgated under the Exchange Act, as amended, or to comply with any other applicable laws, regulations or listing requirements, or to qualify for an exemption or characterization that is deemed desirable by the Board.

         14.2 Termination of the Plan. The Board may suspend or terminate the Plan at any time, and such suspension or termination may be retroactive or prospective. However, no Award may be granted on or after the tenth anniversary of the adoption of the Plan. Termination of the Plan shall not impair or affect any Award previously granted hereunder and the rights of the holder of the Award shall remain in effect until the Award has been exercised in its entirety or has expired or otherwise has been terminated by the terms of such Award.

         SECTION 15.        AMENDMENTS AND ADJUSTMENTS TO AWARDS

         The Committee may amend, modify or terminate any outstanding Award with the Participant's consent at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including, without limitation, (i) to change the date or dates as of which (A) an option becomes exercisable or (B) a performance-based Award is deemed earned, (ii) to amend the terms of any outstanding Award to provide an exercise price per share which is higher or lower than the then current exercise price per share of such outstanding Award or (iii) to cancel an Award and grant a new Award in substitution therefor under such different terms and conditions as it determines in its sole and complete discretion to be appropriate including, but not limited to, having an exercise price per share which may be higher or lower than the exercise price per share of the cancelled Award. The Committee is also authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 13 hereof) affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent reduction or enlargement of the benefits or potential benefits intended to be made available under the Plan. Any provision of the Plan or any agreement regarding an Award to the contrary notwithstanding, the Committee may cause any Award granted to be cancelled in consideration of a cash payment or alternative Award made to the holder of such cancelled Award equal in value to the Fair Market Value of such cancelled Award. The determinations of value under this Section 15 shall be made by the Committee in its sole discretion.

         SECTION 16.        GENERAL PROVISIONS

         16.1 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

         16.2 No Right to Employment. Nothing in the Plan or in any Award, nor the grant of any Award, shall confer upon or be construed as giving any recipient of an Award any right to remain in the employ of the Company. Further, the Company may at any time dismiss a participant in the Plan from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award agreement. No employee, participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity or treatment of employees, participants or holders or beneficiaries of Awards.

         16.3 GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND EFFECT OF THE PLAN AND ANY RULES AND REGULATIONS RELATING TO THE PLAN SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         16.4 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the sole determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

         16.5 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated.

         16.6 Headings. Headings are given to the Subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

         16.7 Effective Date. The Plan shall be effective as of the date of its approval by the holders of a majority of the Shares of the Company represented and voting at the next Annual Meeting of Stockholders. If the

Plan is not approved by the stockholders at the 1994 Annual Meeting, after such date, the Plan and all Awards granted hereunder, if any, shall be void.

         16.8 Non-Transferability of Awards. Awards shall not be transferable otherwise than by will or the laws of descent and distribution, and Awards may be exercised, during the lifetime of the holder, only by the holder; provided, however, that with the approval of the Committee, Awards other than Incentive Stock Options may be transferred as directed under a
qualified domestic relations order.   Any attempted assignment, transfer,
pledge, hypothecation or other disposition of an Award contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon an Award shall be null and void and without effect.

         SECTION 17.        NAMED EXECUTIVE OFFICERS

         17.1    Applicability of Section 17.   The provisions of this Section
17 shall apply only to those executive officers (i) whose compensation is required to be reported in the Company's proxy statement pursuant to Item 402(a)(3)(i) and (ii) of Regulation S-K under the general rules and regulations under the Exchange Act, as amended, and (ii) whose total compensation, including estimated Awards, is determined by the Committee to possibly be subject to the limitations on deductions imposed by Section 162(m) of the Code ("Named Executive Officers"). In the event of any inconsistencies between this
Section 17 and the other Plan provisions as they pertain to Named Executive Officers, the provisions of this Section 17 shall control.

         17.2    Establishment of Performance Goals.   Awards for Named
Executive Officers, other than stock options and Stock Appreciation Rights, shall be based on the attainment of certain performance goals. No later than the earlier of (i) ninety (90) days after the commencement of the applicable fiscal year or such other award period as may be established by the Committee ("Award Period") and (ii) the completion of twenty-five percent (25%) of such Award Period, the Committee shall establish, in writing, the performance goals applicable to each such Award for Named Executive Officers. At the time the performance goals are established by the Committee, their outcome must be substantially uncertain. In addition, the performance goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Named Executive Officer if the goal is obtained. Such formula or standard shall be sufficiently objective so that a third party with knowledge of the relevant performance results could calculate the amount to be paid to the subject Named Executive Officer. The material terms of the performance goals for Named Executive Officers and the compensation payable thereunder shall be submitted to the shareholders of the Company for their review and approval if and to the extent required under Section 162(m) of the Code, and the Treasury Regulations thereunder. Shareholder approval, if necessary, shall be obtained for such performance goals prior to any Award being paid to such Named Executive Officer. If shareholder approval is required and not received with respect to such performance goals, no amount shall be paid to such Named Executive Officer for such applicable Award Period under the Plan.

         17.3    Components of Awards.   Each Award of a Named Executive
Officer, other than stock options and Stock Appreciation Rights, shall be based on performance goals which are sufficiently objective so that a third party having knowledge of the relevant facts could determine whether the goal was met. Except as provided in Subsection 17.8 herein, performance measures which may serve as determinants of Named Executive Officers' Awards shall be limited to the following measures: earnings per share; return on assets; return on equity; return on capital; net profit after taxes; net profit before taxes; operating profits; stock price; and sales or expenses. Within ninety (90) days following the end of each Award Period, the Committee shall certify in writing that the performance goals, and any other material terms were satisfied. Thereafter, Awards shall be made for each Named Executive Officer as determined by the Committee. The Awards may not vary from the preestablished amount based on the level of achievement.

         17.4    No Mid-Year Change in Awards.   Except as provided in
Subsections 17.8 and 17.9 herein, each Named Executive Officer's Awards shall be based exclusively on the performance measures established by the Committee pursuant to Subsection 17.2.

         17.5    No Partial Award Period Participation.   A Named Executive
Officer who becomes eligible to participate in the Plan after performance goals have been established in an Award Period pursuant to Subsection 17.2 may not participate in the Plan prior to the next succeeding Award Period, except with respect to Awards which are stock options or Stock Appreciation Rights.

         17.6    Performance Goals.   Except as provided in Subsection 17.8
herein, performance goals shall not be changed following their establishment, and Named Executive Officers shall not receive any payout, except with respect to Awards which are stock options or Stock Appreciation Rights, when the minimum performance goals are not met or exceeded.

         17.7    Individual Performance and Discretionary Adjustments.   Except
as provided in Subsection 17.8 herein, subjective evaluations of individual performance of Named Executive Officers shall not be reflected in their Awards, other than Awards which are stock options or Stock Appreciation Rights. The payment of such Awards shall be entirely dependent upon the attainment of the preestablished performance goals.

         17.8    Amendments.   No amendment of the Plan with respect to any
Named Executive Officer may be made which would (i) increase the maximum amount that can be paid to any one Participant under the Plan, (ii) change the specified performance goal for payment of Awards, or (iii) modify the requirements as to eligibility for participation in the Plan, unless the Company's shareholders have first approved such amendment in a manner which would permit the deduction under Section 162(m) of the Code of such payment in the fiscal year it is paid. The Committee shall amend this Section 17 and such other provisions as it deems appropriate, to cause amounts payable to Named Executive Officers to satisfy the requirements of Section 162(m) and the Treasury Regulations promulgated thereunder.

         17.9 Stock Options and Stock Appreciation Rights. Notwithstanding any provision of the Plan (including the provisions of this Section 17) to the contrary, the amount of compensation which a Named Executive Officer may receive with respect to stock options and Stock Appreciation Rights which are granted hereunder is based solely on an increase in the value of the applicable Shares after the date of grant of such Award. Thus, no stock option may be granted hereunder to a Named Executive Officer with an exercise price less than the Fair Market Value of Shares on the date of grant. Furthermore, the maximum number of Shares (or cash equivalent value) with respect to which stock options or Stock Appreciation Rights may be granted hereunder to any Named Executive Officer during any calendar year may not exceed 200,000 Shares, subject to adjustment as provided in Section 13 hereunder.

         17.10   Maximum Amount of Compensation.   The maximum amount of
compensation payable as an Award (other than an Award which is a stock option or Stock Appreciation Right) to any Named Executive Officer during any calendar year may not exceed $1,000.000.